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                                                                   EXHIBIT 99.2



                      CONSENT OF SCOTT & STRINGFELLOW, INC.



         We hereby consent to the use of our name and to the description of our opinion letter, dated June 19, 2002, under the caption "Opinion of Metro-County's Financial Advisor" in, and to the inclusion of such opinion letter as Appendix B to the Proxy Statement-Prospectus of Southern Financial Bancorp, Inc. and Metro-County Bank of Virginia, Inc., which Proxy Statement-Prospectus is part of the Registration Statement on Form S-4 of Southern Financial Bancorp, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.




                                          /s/ Gary S. Penrose
                                          ------------------------------------
                                          SCOTT & STRINGFELLOW, INC.



Richmond, Virginia
June 19, 2002